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Exhibit 23.1


                      [Sutton Robinson Freeman letterhead]


                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this registration statement on Form S-8 of our report dated April 7, 2007 on our audit of the financial statements of Revolution's Medical Corporation (formerly Maxxon, Inc.) for the years ended December 31, 2006 and 2005. We also consent to reference to our firm in such registration statement.


/s/ Sutton Robinson Freeman & Co.

Sutton Robinson Freeman & Co., P.C.
Certified Public Accountants
Tulsa, Oklahoma
May 5, 2006